AMENDED AND RESTATED
                     REVOLVING CREDIT AND SECURITY AGREEMENT




                         PNC BANK, NATIONAL ASSOCIATION
                            (AS LENDER AND AS AGENT)




                          THE LENDERS PARTY HERETO, AND




                              L. B. FOSTER COMPANY,

                                CXT INCORPORATED,
                                 NATMAYA, INC.,
                                       AND
                                  FOSMART, INC.
                                   (BORROWERS)



                                   May 5, 2005

                                TABLE OF CONTENTS





1. DEFINITIONS...........................................................1
         1.1      Accounting Terms.......................................1
         1.2      General Terms..........................................1
         1.3      Uniform Commercial Code Terms.........................17
         1.4      Certain Matters of Construction.......................18


2. ADVANCES, PAYMENTS...................................................18
         2.1      Revolving Advances; Individual Revolving
                  Advances; Discretionary Rights........................18
         2.2      Procedure for Borrowing Advances......................19
         2.3      Disbursement of Advance Proceeds......................21
         2.4      Reserved..............................................21
         2.5      Maximum Advances......................................21
         2.6      Repayment of Advances.................................21
         2.7      Repayment of Excess Advances..........................22
         2.8      Statement of Account..................................22
         2.9      Letters of Credit and Acceptances.....................22
         2.10     Issuance of Letters of Credit; Creation of
                  Acceptances...........................................23
         2.11     Requirements For Issuance of Letters of
                  Credit and Acceptances................................24
         2.12     Disbursements, Reimbursement..........................24
         2.13     Repayment of Participation Advances...................26
         2.14     Documentation.........................................26
         2.15     Determination to Honor Drawing Request................26
         2.16     Nature of Participation and Reimbursement
                  Obligations...........................................27
         2.17     Indemnity.............................................28
         2.18     Liability for Acts and Omissions......................28
         2.19     Additional Payments...................................30
         2.20     Manner of Borrowing and Payment.......................30
         2.21     Use of Proceeds.......................................31
         2.22     Defaulting Lender.....................................32


3. INTEREST AND FEES....................................................32
         3.1      Interest..............................................32
         3.2      Letter of Credit and Acceptance Fees..................33
         3.3      Facility Fee..........................................34
         3.4      Reserved..............................................34
         3.5      Computation of Interest and Fees......................34
         3.6      Maximum Charges.......................................34
         3.7      Increased Costs.......................................34
         3.8      Basis For Determining Interest Rate
                  Inadequate or Unfair..................................35
         3.9      Capital Adequacy......................................36


4. COLLATERAL:  GENERAL TERMS...........................................36
         4.1      Security Interest in the Collateral...................36
         4.2      Perfection of Security Interest.......................37
         4.3      Disposition of Collateral.............................37
         4.4      Preservation of Collateral............................37
         4.5      Ownership of Collateral...............................38
         4.6      Defense of Agent's and Lenders'
                  Interests.............................................38
         4.7      Books and Records.....................................39
         4.8      Financial Disclosure..................................39
         4.9      Compliance with Laws..................................39
         4.10     Inspection of Premises................................40
         4.11     Insurance.............................................40
         4.12     Failure to Pay Insurance..............................41
         4.13     Payment of Taxes......................................42
         4.14     Payment of Leasehold Obligations......................42
         4.15     Receivables...........................................42
         4.16     Inventory.............................................45
         4.17     Maintenance of Equipment..............................45
         4.18     Exculpation of Liability..............................45
         4.19     Environmental Matters.................................46
         4.20     Financing Statements..................................48


5. REPRESENTATIONS AND WARRANTIES.......................................48
         5.1      Authority.............................................48
         5.2      Formation and Qualification...........................48
         5.3      Survival of Representations and
                  Warranties............................................49
         5.4      Tax Returns...........................................49
         5.5      Financial Statements..................................49
         5.6      Corporate Name........................................49
         5.7      O.S.H.A. and Environmental Compliance.................50
         5.8      Solvency; No Litigation, Violation,
                  Indebtedness or Default...............................50
         5.9      Patents, Trademarks, Copyrights
                  and Licenses..........................................51
         5.10     Licenses and Permits..................................52
         5.11     Default of Indebtedness...............................52
         5.12     No Default............................................52
         5.13     No Burdensome Restrictions............................52
         5.14     No Labor Disputes.....................................52
         5.15     Margin Regulations....................................52
         5.16     Investment Company Act................................53
         5.17     Disclosure............................................53
         5.18     Reserved..............................................53
         5.19     Swaps.................................................53
         5.20     Conflicting Agreements................................53
         5.21     Application of Certain Laws and
                  Regulations...........................................53
         5.22     Business and Property of Borrowers....................53
         5.23     Section 20 Subsidiaries...............................54
         5.24     Anti-Terrorism Laws...................................54
         5.25     Trading with the Enemy................................55


6. AFFIRMATIVE COVENANTS................................................55
         6.1      Payment of Fees.......................................55
         6.2      Conduct of Business and Maintenance
                  of Existence and Assets...............................55
         6.3      Violations............................................55
         6.4      Government Receivables................................55
         6.5      Net Worth.............................................56
         6.6      Fixed Charge Coverage Ratio...........................56
         6.7      Execution of Supplemental Instruments.................56
         6.8      Payment of Indebtedness...............................56
         6.9      Standards of Financial Statements.....................56
         6.10     Updates to Schedules..................................56


7. NEGATIVE COVENANTS...................................................57
         7.1      Merger, Consolidation, Acquisition
                  and Sale of Assets....................................57
         7.2      Creation of Liens and Agreements
                  Relating Thereto......................................58
         7.3      Guarantees............................................58
         7.4      Investments...........................................59
         7.5      Loans.................................................59
         7.6      Capital Expenditures..................................59
         7.7      Dividends.............................................59
         7.8      Indebtedness..........................................60
         7.9      Nature of Business....................................60
         7.10     Transactions with Affiliates..........................60
         7.11     Leases................................................60
         7.12     Subsidiaries..........................................61
         7.13     Fiscal Year and Accounting Changes....................61
         7.14     Pledge of Credit......................................61
         7.15     Amendment of Articles of
                  Incorporation, By-Laws................................61
         7.16     Compliance with ERISA.................................61
         7.17     Prepayment of Indebtedness............................62
         7.18     Anti-Terrorism Laws...................................62
         7.19     Trading with the Enemy Act............................62


8. CONDITIONS PRECEDENT.................................................62
         8.1      Conditions to Initial Advances........................62
         8.2      Conditions to Each Advance............................65


9. INFORMATION AS TO BORROWERS..........................................65
         9.1      Disclosure of Material Matters........................65
         9.2      Schedules.............................................65
         9.3      Environmental Reports.................................66
         9.4      Litigation............................................66
         9.5      Material Occurrences..................................66
         9.6      Government Receivables................................67
         9.7      Annual Financial Statements...........................67
         9.8      Quarterly Financial Statements........................67
         9.9      Monthly Financial Statements..........................67
         9.10     Other Reports.........................................68
         9.11     Additional Information................................68
         9.12     Projected Operating Budget............................68
         9.13     Variances from Operating Budget.......................69
         9.14     Notice of Suits, Adverse Events.......................69
         9.15     ERISA Notices and Requests............................69
         9.16     Additional Documents..................................70


10. EVENTS OF DEFAULT...................................................70


11. LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT..........................72
         11.1     Rights and Remedies...................................72
         11.2     Agent's Discretion....................................73
         11.3     Setoff................................................73
         11.4     Rights and Remedies not Exclusive.....................74
         11.5     Allocation of Payments After
                  Event of Default......................................74


12. WAIVERS AND JUDICIAL PROCEEDINGS....................................75
         12.1     Waiver of Notice......................................75
         12.2     Delay.................................................75
         12.3     Jury Waiver...........................................75


13. EFFECTIVE DATE AND TERMINATION......................................75
         13.1     Term..................................................75
         13.2     Termination...........................................76


14. REGARDING AGENT.....................................................76
         14.1     Appointment...........................................76
         14.2     Nature of Duties......................................77
         14.3     Lack of Reliance on Agent and
                  Resignation...........................................77
         14.4     Certain Rights of Agent...............................78
         14.5     Reliance..............................................78
         14.6     Notice of Default.....................................78
         14.7     Indemnification.......................................78
         14.8     Agent in its Individual Capacity......................79
         14.9     Delivery of Documents.................................79
         14.10    Borrowers' Undertaking to Agent.......................79
         14.11    No Reliance on Agent's Customer
                  Identification Program................................79

15. BORROWING AGENCY....................................................80
         15.1     Borrowing Agency Provisions...........................80
         15.2     Waiver of Subrogation.................................80


16. MISCELLANEOUS.......................................................81
         16.1     Governing Law.........................................81
         16.2     Entire Understanding..................................81
         16.3     Successors and Assigns;
                  Participations; New Lenders...........................83
         16.4     Application of Payments...............................85
         16.5     Indemnity.............................................85
         16.6     Notice................................................85
         16.7     Survival..............................................87
         16.8     Severability..........................................87
         16.9     Expenses..............................................87
         16.10    Injunctive Relief.....................................88
         16.11    Consequential Damages.................................88
         16.12    Captions..............................................88
         16.13    Counterparts; Telecopied Signatures...................88
         16.14    Construction..........................................88
         16.15    Confidentiality; Sharing Information..................88
         16.16    Publicity.............................................89




                         AMENDED AND RESTATED REVOLVING
                          CREDIT AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT is dated May 5, 2005, by and among L. B. FOSTER COMPANY, a corporation organized under the laws of the State of Pennsylvania ("Foster"), CXT INCORPORATED, a corporation organized under the laws of the State of Delaware ("CXT"), NATMAYA, INC., a corporation organized under the laws of the State of Delaware ("Natmaya"), and FOSMART, INC., a corporation organized under the laws of the State of Delaware ("Fosmart") (each a "Borrower" and collectively "Borrowers"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Lenders and Agent hereby agree as follows:

1. DEFINITIONS

1.1      Accounting Terms.

         As used in this Agreement, the Revolving Credit Note or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended December 31, 2004.

1.2      General Terms.

         For purposes of this Agreement the following terms shall have the following meanings:

         "Acceptances" shall mean any existing and future drafts which involve any Borrower or beneficiary under a Letter of Credit as drawer that are processed and accepted for payment by Agent or other accepting bank in its absolute discretion.

         "Accountants" shall have the meaning set forth in Section 9.7 hereof.

         "Advances" shall mean and include the Revolving Advances, Acceptances and Letters of Credit.

         "Advance Rates" shall have the meaning set forth in Section 2.1(a) hereof.

         "Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person,
(ii) of any Subsidiary of such Person or (iii) of any Person described in clause
(a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 20% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. A Person shall not be deemed an Affiliate of another Person solely because the Person has directors and/or officers in common with such other Person.

         "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

         "Agreement" shall mean this Amended and Restated Revolving Credit and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Base Rate in effect on such day and (b) the Federal Funds Open Rate in effect on such day plus 1/2 of 1%.

         "Anti-Terrorism Laws" shall mean any Applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Applicable Laws comprising or implementing the Bank Secrecy Act, and the Applicable Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended, or replaced).

         "Applicable Margin" shall mean, as applicable:

                  (A) the percentage spread to be added to or subtracted from the Alternate Base Rate at the indicated level of Fixed Charge Coverage Ratio in the pricing grid on Schedule 1.2(A) below the heading "Alternate Base Rate Spread," or

                  (B) the percentage spread to be added to the Eurodollar Rate at the indicated level of Fixed Charge Coverage Ratio in the pricing grid on
Schedule 1.2(A) below the heading "Eurodollar Rate Spread."

                  The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.2(A).

         "Authority" shall have the meaning set forth in Section 4.19(d).

         "Banker's Acceptance Rate" shall mean with respect to any Acceptance hereunder, a discount charge (calculated with respect to the face amount of such Acceptance on the basis of a 360-day year for the number of days from the date such Acceptance is accepted by the accepting bank (the "Acceptance Date") to its maturity date) at a rate per annum equal to the sum of (a) the discount rate in the New York banker's acceptance market on the Acceptance Date as determined by the accepting bank in its sole discretion, plus (b) the Applicable Margin (as set forth on Schedule 1.2(A)) for the Eurodollar Rate minus one-fourth percent (.25%).

         "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

         "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

         "Blocked Person" shall have the meaning set forth in Section 5.24(b) hereof.

         "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons, but shall not include any Person which has dissolved or otherwise ceased to have a separate legal existence in a manner permitted by the Agreement.

         "Borrowing Base Certificate" shall mean a certificate duly executed by an officer of Borrowing Agent appropriately completed and in substantially the form of Exhibit A hereto.

         "Borrowers on a consolidated basis" shall mean the Foster, CXT, Natmaya and Fosmart.

         "Borrowers' Account" shall have the meaning set forth in Section 2.8.

         "Borrowing Agent" shall mean Foster.

         "Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601 et seq.

         "Change of Control" shall mean (i) any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 20% or more of the voting capital stock of Foster; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of Foster on the first day of such period shall cease to constitute a majority of the board of directors of Foster, provided however, that persons who replace directors of Foster who cease to be directors as a result of death, disability or personal reasons unrelated to the business of Foster shall be deemed to have been directors of Foster at all times during the relevant twelve
(12) month period.

         "Change of Ownership" shall mean, except as otherwise permitted under
Section 7.1, (a) Foster shall cease to own, directly or indirectly, 100% of the capital stock of the other Borrowers, or (b) any merger, consolidation or sale of substantially all of the property or assets of any Borrower.

         "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

         "Closing Date" shall mean May 5, 2005 or such other date as may be agreed to by the parties hereto.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Collateral" shall mean and include:

         (a) all Receivables;

         (b) all General Intangibles;

         (c) all Inventory;

         (d) all of each Borrower's right, title and interest in and to (i) all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Borrower from any Customer relating to the Receivables; (iv) warranty claims relating to any goods securing this Agreement;
(v) all of each Borrower's contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit, and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by any Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (viii) any other personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Borrower;

         (e) all of each Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c) or (d) of this Paragraph; and

         (f) all proceeds and products of (a), (b), (c), (d) and (e) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

         Notwithstanding the foregoing, the Collateral expressly excludes Equipment, Investment Property and Real Property.

         "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(b) hereof.

         "Commitment Transfer Supplement" shall mean a document in the form of
Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

         "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

         "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

         "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

         "CXT" shall mean CXT Incorporated, a corporation organized under the laws of the State of Delaware

         "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

         "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

         "Defaulting Lender" shall have the meaning set forth in Section 2.22(a) hereof.

         "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

         "DM&E" shall mean Dakota, Minnesota & Eastern Railroad Corporation, a corporation incorporated under the laws of the state of Delaware.

         "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

         "Earnings Before Interest and Taxes" shall mean for any period the sum of (a) net income (or loss) of Borrowers on a consolidated basis for such period, plus non-operating and non-recurring items such as, but not limited to extraordinary items and cumulative changes in accounting principles, plus (b) all interest expense of Borrowers on a consolidated basis for such period, plus
(c) all charges against income of Borrowers on a consolidated basis for such period for federal, state and local taxes, plus (d) non-cash expenses in connection with Borrowers' employee stock option plan.

         "EBITDA" shall mean for any period the sum of (a) Earnings Before Interest and Taxes for such period, plus (b) depreciation expenses for such period, plus (c) amortization expenses for such period.

         "Eligible Inventory" shall mean and include Inventory (work in process may be deemed not to be Eligible Inventory at the discretion of the Agent) with respect to each Borrower valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its reasonable discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

         "Eligible Receivables" shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the ordinary course of such Borrower's business, which is not, in Agent's reasonable credit judgment, ineligible, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

(a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b) it is due or unpaid more than sixty (60) after the original due date or more than one hundred twenty (120) days after the original invoice date;

(c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder;

(d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing; provided however, if all other criteria for Eligible Receivables other than this item (e) are satisfied, then at the discretion of the Agent, Receivables arising from sales to Customers after the filing of a bankruptcy petition under Chapter 11 of Title 11 of the United Stated Code by such Customer may be included in Eligible Receivables;

(f) the sale is to a Customer outside the continental United States of America or Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its reasonable discretion;

(g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis; provided however, at the Agent's discretion based upon review of the contract terms, Receivables based upon production of Inventory specific to a Customer which has not yet been shipped to the Customer shall not be excluded from Eligible Receivables;

(h) the Receivable is evidenced by chattel paper which has not been delivered to the Agent, other than Receivables arising from rental arrangements for piling and related products leased by a Borrower to the Customer;

(i) Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

(j) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(k) the goods giving rise to such Receivable have not been shipped to the Customer (other than as permitted under item (g) above) or the services giving rise to such Receivable have not been performed by the applicable Borrower or the Receivable otherwise does not represent a final sale;

(l) the Receivables of the Customer exceed a credit limit determined by Agent, in its reasonable discretion, to the extent such Receivable exceeds such limit;

(m) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, provided however, that portion of the Receivable which is not subject to offset or deduction at the discretion of the Agent and meets the other criteria for Eligible Receivables may be included in Eligible Receivables;

(n) the Receivable is contingent in any respect or for any reason;

(o) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(p) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(q) such Receivable is not payable to a Borrower; or

(r) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

         "Environmental Complaint" shall have the meaning set forth in Section 4.19(d) hereof.

         "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

         "Equipment" shall mean and include as to each Borrower all of such Borrower's goods (other than Inventory) which are owned by the Borrower or are leased to the Borrower as lessee, whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

         "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Moneyline Telerate (or appropriate successor or, if British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by Agent) display page 3750 (or such other display page on the Moneyline Telerate system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such

Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

       Average of London interbank offered rates quoted by BBA as shown on Eurodollar Rate = Moneyline Telerate Service display page 3750 or appropriate successor 1.00 - Reserve Percentage.

         "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

         "Event of Default" shall mean the occurrence of any of the events set forth in Article 10 hereof.

         "Executive Order No. 13224" shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

         "Existing Credit Facility" shall mean that certain Revolving Credit and Security Agreement dated as of September 26, 2002, as amended, among the Borrowers, the Agent and the Lenders.

         "Facility Fee" shall mean the percentage rate per annum at the indicated level of Fixed Charge Coverage Ratio in the pricing grid on Schedule 1.2(A) below the heading "Facility Fee." The Facility Fee shall be computed in accordance with the parameters set forth on Schedule 1.2(A).

         "Federal Funds Effective Rate" for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

         "Federal Funds Open Rate" shall mean the rate per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "open" rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler Corporation, any successor entity thereto, or any other broker selected by the Agent, as set forth on the applicable Telerate display page; provided, however; that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day, or if no such rate shall be quoted by a Federal funds broker at such time, such other rate as determined by the Agent in accordance with its usual procedures.

         "Fee Letter" shall mean the fee letter dated May 5, 2005 among Borrowers and PNC.

         "Fixed Charges" shall mean for any period the sum of Borrowers' consolidated cash interest expense, principal payments (excluding Advances) with respect to Indebtedness for borrowed money and capital leases and dividends, distributions and redemptions permitted under Section 7.7, all the foregoing of Borrowers as determined and consolidated in accordance with GAAP.

         "Fixed Charge Coverage Ratio" shall mean and include, with respect to any period, the ratio of (a) EBITDA plus non-cash charges, minus noncash income, minus Net Capital Expenditures, minus Permitted Acquisition Financing minus taxes actually paid by Borrowers on a consolidated basis to (b) Fixed Charges, in the case of each of the foregoing during such period.

         "Formula Amount" shall have the meaning set forth in Section 2.1.

         "Fosmart" shall mean Fosmart, Inc., a corporation organized under the laws of the State of Delaware.

         "Foster" shall mean L. B. Foster Company, a corporation organized under the laws of the Commonwealth of Pennsylvania.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "General Intangibles" shall mean and include as to each Borrower all of such Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, causes of action, corporate or other business records, customer lists, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification relating to Receivables and all other intangible property of every kind and nature relating to Receivables (other than Receivables). General Intangibles shall include inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and dates, registrations, licenses, and franchises which are necessary or useful to the sale or other disposition of Inventory or to the collection or disposition of Receivables.

         "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

         "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d) hereof.

         "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et. seq.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

         "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.
         "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

         "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

         "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

         "Inventory" shall mean and include as to each Borrower all of such Borrower's now owned or hereafter acquired goods (other than Equipment), merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

         "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

         "Investment Property" shall mean and include as to each Borrower, all of such Borrower's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

         "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

         "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

         "Letter of Credit and Acceptance Fees" shall have the meaning set forth in Section 3.2.

         "Letters of Credit" shall have the meaning set forth in Section 2.9.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

         "Material Adverse Effect" shall mean a material adverse effect (a) the condition, operations, assets, business or prospects of the Borrowers taken as a whole, (b) the Borrowers' ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

         "Maximum Face Amount" shall mean with respect to any Letter of Credit, the face amount of such Letter of Credit including all automatic increases provided for in such letter of Credit, whether or not any such automatic increase has become effective.

         "Maximum Revolving Advance Amount" shall mean $60,000,000.

         "Maximum Undrawn Amount" shall mean with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

         "Minimum Availability Threshold" at a particular date shall mean that
(i) prior to such date, Undrawn Availability has not been less than Five Million Dollars ($5,000,000) for five (5) consecutive days or more, or (ii) in the event that Undrawn Availability has been less than Five Million Dollars ($5,000,000) for five (5) consecutive days or more, then subsequent to such period the Borrowers have maintained the Restoration Threshold.

         "Monthly Advances" shall have the meaning set forth in Section 3.1 hereof.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

         "Natmaya" shall mean Natmaya, Inc., a corporation organized under the laws of the State of Delaware.

         "Net Capital Expenditures" shall mean for any period the difference between capital expenditures of the Borrowers (excluding capital expenditures which are funded from credit extended by Persons other than the Lenders and capital expenditures related to the Union Pacific Project which are funded with Revolving Advances not in excess of $3,000,000) minus net cash proceeds received by the Borrowers from the sale of capital assets of the Borrowers; provided however, if Net Capital Expenditures is an amount less than zero (0), then Net Capital Expenditures shall be deemed to be zero (0).

         "Net Proceeds of Significant Asset Sales" shall mean with respect to all sales of assets by the Borrowers outside the ordinary course of business which are effected after the Closing Date and for which the consideration for such sale exceeds Two Million Dollars ($2,000,000), (i) the cash and cash equivalents received by the Borrowers from such sale, minus (ii) the sum of the Borrowers' reasonable expenses of such sale and the Borrowers' book value of any Receivables and Inventory sold in connection with such sale

         "Net Worth" at a particular date, shall mean all amounts which would be included under shareholders' equity on a balance sheet of the Borrowers on a consolidated basis determined in accordance with GAAP as at such date.

         "Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrowers to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including, without limitation, this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement (whether with one or more of the Borrowers as a counterparty), or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agent's or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or Lenders and any Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of any Borrower to Agent or Lenders to perform acts or refrain from taking any action.

         "Other Documents" shall mean the Revolving Credit Note and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any

Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

         "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

         "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

         "Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Permitted Acquisition" shall have the meaning set forth in Section 7.1 hereof.

         "Permitted Acquisition Financing" shall mean acquisition financing for acquisitions permitted under Section 7.1 made with the proceeds of Revolving Advances.

         "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrowers; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance;
(d) deposits, security interests or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Borrower's business; (e) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Borrower's business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower; (f) Liens placed upon fixed assets, proceeds from disposition thereof and other property directly related thereto, hereafter acquired to secure a portion of the purchase price thereof (or refinance fixed assets acquired with proceeds of Revolving Advances, so long as the proceeds of such refinancing are applied to the outstanding balance of Revolving Advances) or Liens of lessors on fixed assets subject to capital leases, provided that (x) any such lien shall not encumber any other property of Borrowers (other than related obligations owed to such lender or lessor) and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6;
(g) other Liens incidental to the conduct of Borrowers' business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent's or Lenders' rights in and to the Collateral or the value of Borrowers' property or assets or which do not materially impair the use thereof in the operation of Borrowers' business; (h) Liens on assets of the Borrowers other than Collateral which secure Indebtedness not exceeding $6,000,000 in the aggregate at any one time outstanding and which is permitted under Section 7.8; and (i) Liens disclosed on Schedule 1.2(B).

         "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA, maintained for employees of Borrowers or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

         "Projections" shall have the meaning set forth in Section 5.5(b) hereof.

         "Purchasing Lender" shall have the meaning set forth in Section 16.3 hereof.

         "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., as same may be amended from time to time.

         "Real Property" shall mean all of each Borrower's right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto and other owned or leased property acquired by the Borrower as permitted under this Agreement.

         "Receivables" shall mean and include, as to each Borrower, all of such Borrower's accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrowers by their Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables, and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

         "Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

         "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

         "Reportable Event" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

         "Required Lenders" shall mean Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding sixty-six and two-thirds percent (66-2/3%) of the Commitment Percentages.

         "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

         "Restoration Threshold" shall mean that subsequent to the Borrowers' failure to maintain the Minimum Availability Threshold, the Borrowers maintain an average Undrawn Availability equal to or greater than Eight Million Dollars ($8,000,000) for a period of at least thirty (30) consecutive days and no Default or Event of Default has occurred or exists during such 30 day period.

         "Revolving Advances" shall mean Advances made other than Letters of Credit and Acceptances.

         "Revolving Credit Note" shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.

         "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus the Applicable Margin with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

         "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

         "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

         "Term" shall have the meaning set forth in Section 13.1 hereof.

         "Termination Event" shall mean (a) a Reportable Event with respect to any Plan or Multiemployer Plan; (b) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (e) any event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

         "Toxic Substance" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act
(TSCA), 15 U.S.C. ss.ss. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

         "Trading with the Enemy Act" shall mean the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.

         "Transferee" shall have the meaning set forth in Section 16.3(b) hereof.

         "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount plus the aggregate amount of outstanding Letters of Credit and Acceptances, or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances plus
(ii) all amounts due and owing to Borrowers' trade creditors which are outstanding sixty (60) days or more beyond the due date, plus (iii) fees and expenses which are due and for which Borrowers are liable to Agent or Lenders but which have not been paid or charged to Borrowers' Account.

         "Union Pacific Contract" shall mean that certain agreement dated January 21, 2005, between Union Pacific Railroad and CXT which provides, among other matters, for the purchase by Union Pacific Railroad from CXT of concrete railroad ties manufactured at facilities located in Grand Island, Nebraska and Tucson, Arizona.

         "Union Pacific Project" shall mean the renovation and/or construction of the concrete railroad tie manufacturing facilities in Grand Island, Nebraska and Tucson, Arizona.

         "USA Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

         "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

1.3      Uniform Commercial Code Terms.

         All terms used herein and defined in the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania from time to time shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4      Certain Matters of Construction.

         The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

2. ADVANCES, PAYMENTS

2.1     Revolving Advances; Individual Revolving Advances; Discretionary Rights.

(a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement including, without limitation, Section 16.2, each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit and Acceptances or (y) an amount equal to the sum of:

(i) up to 85%, subject to the provisions of Section 2.1(c) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

(ii) up to the lesser of (A) 60%, subject to the provisions of Section 2.1(c) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates") or (B) $35,000,000 in the aggregate at any one time, minus

(iii) the aggregate amount of outstanding Letters of Credit and Acceptances, minus

(iv) such reserves as Agent may reasonably deem proper and necessary from time to time.

         The amount derived from the sum of (a) Sections 2.1(a)(y)(i) and (ii) minus (b) Section 2.1 (a)(y)(iii) and (iv) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

(b) Formula Amount Calculation. Subject to the Agent's discretion as set forth in this Section 2.1 and in the definitions of Eligible Inventory and Eligible Receivables, as well as Agent's review of the accuracy and sufficiency of the Borrowing Base Certificates in accordance with Section 9.2, the Formula Amount shall be determined based upon the Borrowing Base Certificates delivered by the Borrowers pursuant to Section 9.2.

(c) Discretionary Rights. Subject to Section 16.2(b)(vii), the Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrowing Agent. Notwithstanding the foregoing, Agent cannot reduce the Advance Rates in any one year which would cause the amount available to be borrowed to decrease by more than 5%. Agent shall give Borrowing Agent ten (10) Business Days prior written notice of its intention to decrease the Advance Rates.

2.2      Procedure for Borrowing Advances.

(a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 12:00 noon on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

(b) Notwithstanding the provisions of (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent prior to 12:00 noon at least two (2) Business Days' prior written notice, specifying
(i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $1,000,000 and in integral multiples of $250,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for seven days or one, two, three, or six months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

(c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

                  Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent prior to 12:00 noon of such duration not less than two (2) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

(d) Provided that no Event of Default shall have occurred and be continuing, any Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If a Borrower desires to convert a loan, Borrowing Agent shall give Agent prior to 12:00 noon not less than two (2) Business Days prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or two (2) Business Days prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate.

(e) At its option and upon three (3) Business Days' prior written notice, any Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

(f) Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

2.3      Disbursement of Advance Proceeds.

         All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' Account on Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

2.4      Reserved.

2.5      Maximum Advances.

         The aggregate balance of Advances outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount or (b) the Formula Amount.

2.6      Repayment of Advances.

(a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

(b) Agent is not required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid.

(c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 2:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder if not paid promptly by the Borrowers (or following a Default or Event of Default or Borrowers' failure to meet the

Minimum Availability Threshold) by charging Borrowers' Account or by making Advances as provided in Section 2.2 hereof.

(d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.7      Repayment of Excess Advances.

         The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.8      Statement of Account.

         Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.9      Letters of Credit and Acceptances.

         Subject to the terms and conditions hereof, Agent shall (a) issue or cause the issuance of standby and trade Letters of Credit ("Letters of Credit") on behalf of any Borrower, or (b) accept, or cause to be accepted Acceptances; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit or accept or cause to be accepted any Acceptances to the extent that the issuance of such Letters of Credit or acceptance of such Acceptances would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the Maximum Undrawn Amount of outstanding Letters of Credit plus (iii) outstanding Acceptances to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The Maximum Undrawn Amount of outstanding Letters of Credit and Acceptances shall not exceed $15,000,000 in the aggregate at any time. The maximum amount of outstanding Acceptances shall not exceed $15,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit and Acceptances shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest. All letters of credit issued and outstanding under the Existing Credit Facility, as further described on Schedule 2.9, shall from and after the Closing Date be deemed to be Letters of Credit issued and outstanding pursuant to this Agreement, including without limitation, Sections 2.9 through 2.18.

2.10     Issuance of Letters of Credit; Creation of Acceptances.

(a) Borrowing Agent, on behalf of Borrowers, may request Agent, upon five (5) days' prior written notice submitted on or before 10:00 a.m. New York time, to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revisions thereof adhered to by the Issuer ("UCP 500") or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the Issuer (the "ISP98 Rules"), as determined by Agent, and each trade Letter of Credit shall be subject to UCP 500.

(c) Agent shall notify Lenders of the request by Borrowing Agent for a Letter of Credit or an Acceptance hereunder.

(d) Agent shall have absolute discretion whether to accept any draft. Without in any way limiting Agent's absolute discretion whether to accept any draft, Borrowers will not present for acceptance any draft, and Agent will generally not accept any drafts (i) that arise out of transactions involving the sale of goods by any Borrower not in the ordinary course of business, (ii) that involve a sale to an Affiliate of any Borrower, (iii) that involve any purchase for which Agent has not received all related documents, instruments and forms requested by Agent, (iv) for which Agent is unable to locate a purchaser in the ordinary course of business on standard terms, or (v) that is not eligible for discounting with Federal Reserve Banks pursuant to paragraph 7 of Section 13 of the Federal Reserve Act, as amended.

(e) Subject to terms set by Agent from time to time in its discretion with respect to the acceptance of drafts generally, Borrowing Agent may request Acceptances on any Business Day, by delivering to Agent a request for an Acceptance in substantially the form of Exhibit 2.10 and, upon demand, copies of all invoices, delivery receipts and related documents relating to that request that Agent might require. Provided that the request for Acceptance is received prior to 10:30 a.m. and approved by Agent, Agent shall make the net proceeds of the Acceptance available to a Borrower by crediting the net amount of the Acceptance in lawful money of the United States and in immediately available funds to such Borrower's Account. The net amount of the Acceptance shall be calculated by discounting the Acceptance at the Banker's Acceptance Rate for the applicable maturity period upon the creation by Agent of an Acceptance.

(f) Borrowers shall pay to Agent the amount of any Acceptance on or before its maturity date. In addition, Agent is hereby irrevocably authorized, in its sole discretion, to make Revolving Advances from time to time, or to charge any account of Borrowers, to pay any Acceptance for which payment is due, or at any time after the occurrence of an Event of Default to fund cash collateral for any outstanding Acceptance.

(g) Each Acceptance shall be payable in Dollars and shall be in the face amount of at least $500,000. The maturity of each Acceptance shall be in any 30 day increment equal to or greater than 30 and less than or equal to 180 days or, if such day is not a Business Day, on the next succeeding Business Day and, in any event, no later than the day preceding the expiration of the Term. This Section 2.10(g) will not apply to Acceptances created under Letters of Credit.

2.11     Requirements For Issuance of Letters of Credit and Acceptances.

(a) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit of any Acceptance related thereto and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefore or any Acceptance therefor.

(b) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred, (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

2.12     Disbursements, Reimbursement.

(a) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Commitment Percentages of the Maximum Face Amount of such Letter of Credit and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Agent will promptly notify the applicable Borrower. Provided that it shall have received such notice, such Borrower shall reimburse (such obligation to reimburse Agent shall sometimes be referred to as a "Reimbursement Obligation") Agent prior to 4:30 p.m., New York time on each date that an amount is paid by Agent under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by Agent. In the event such Borrower fails to reimburse Agent for the full amount of any drawing under any Letter of Credit by 4:30 p.m., New York time, on the Drawing Date, Agent will promptly notify each Lender thereof, and Borrowers shall be deemed to have requested that a Domestic Rate Loan be made by the Lenders to be disbursed on the Drawing Date under such Letter of Credit in the amount of such unreimbursed drawing, subject to the amount of the unutilized portion of the lesser of Maximum Revolving Advance Amount or the Formula Amount and subject to
Section 8.2. Any notice given by Agent pursuant to this Section 2.12(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c) Each Lender shall upon any notice pursuant to Section 2.12(b) make available to Agent an amount in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.12(d)) each be deemed to have made a Domestic Rate Loan to Borrowers in that amount. If any Lender so notified fails to make available to Agent the amount of such Lender's Commitment Percentage of such amount by no later than 2:00 p.m., New York time on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Open Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Domestic Rate Loans on and after the fourth day following the Drawing Date. Agent will promptly give notice of the occurrence of the Drawing Date, but failure of Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.12(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.12(c) (i) and (ii) until and commencing from the date of receipt of notice from Agent of a drawing (it being understood that any such notice given by Agent after 12:00 noon New York time on any Business Day shall be deemed to have been received on the following Business Day). Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit or Acceptances hereunder; (B) no Letter of Credit issued or created hereunder remains outstanding and uncancelled and no Acceptance remains outstanding and unmatured, or (C) all Persons (other than the applicable Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit and/or Acceptances.

(d) With respect to any unreimbursed drawing that is not converted into a Domestic Rate Loan to Borrower in whole or in part as contemplated by Section 2.12(b), because of Borrower's failure to satisfy the conditions set forth in
Section 8.2 (other than any notice
requirements) or for any other reason, Borrower shall be deemed to have incurred from Agent a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Domestic Rate Loan. Each Lender's payment to Agent pursuant to
Section 2.12(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Lender in satisfaction of its participation obligation under this Section 2.12.

2.13     Repayment of Participation Advances.

(a) Upon (and only upon) receipt by Agent for its account of immediately available funds from Borrowers (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Agent under such a Letter of Credit, Agent will pay to each Lender, in the same funds as those received by Agent, the amount of such Lender's Commitment Percentage of such funds, except Agent shall retain the amount of the Commitment Percentage of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent.

(b) If Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Agent pursuant to Section 2.13(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of Agent, forthwith return to Agent the amount of its Commitment Percentage of any amounts so returned by Agent plus interest at the Federal Funds Open Rate.

2.14     Documentation.

         Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Agent's interpretations of any Letter of Credit issued for any Borrower and by Agent's written regulations and customary practices relating to letters of credit, though Agent's interpretation of such regulations and practices may be different from Borrower's own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.15     Determination to Honor Drawing Request.

         In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.16     Nature of Participation and Reimbursement Obligations.

                  Each Lender's obligation in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.16 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Agent, any Borrower or any other Person for any reason whatsoever;

(ii) the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.12;

(iii)    any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Borrower or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of any Borrower and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if Agent has been notified thereof;

(vi) payment by Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of Agent;

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, qualify, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by Agent or any of Agent's Affiliates to issue any Letter of Credit in the form requested by a Borrower, unless Agent has received written notice from such Borrower of such failure within three Business Days after Agent shall have furnished such Borrower a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice:

(ix)     any Material Adverse Effect;

(x) any breach of this Agreement or any Other Document by any party thereto;

(xi) the occurrence or continuance of an insolvency proceeding with respect to any Borrower;

(xii) the fact that a Default or Event of Default shall have occurred and be continuing;

(xiii) the fact that the Term shall have expired or this Agreement or the Obligations hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.17     Indemnity.

         In addition to amounts payable as provided in Section 16.5 hereof, Borrowers hereby agree to protect, indemnify, pay and save harmless Agent and any of Agent's Affiliates that have issued a Letter of Credit or an Acceptance from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Agent or any of Agent's Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or Acceptance, other than as a result of (a) the gross negligence or willful misconduct of Agent as determined by a final judgment of a court of competent jurisdiction or (b) the wrongful dishonor by Agent or any of Agent's Affiliates of a proper demand for payment made under any Letter of Credit as determined by a final judgment of a court of competent jurisdiction, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body (all such acts or omissions herein called "Governmental Acts").

2.18     Liability for Acts and Omissions.

         As between Borrowers and Agent and Lenders, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the respective foregoing, Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Agent, including any governmental acts, and none of the above shall affect or impair, or prevent the vesting of, any of Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve Agent from liability for Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence, in the event such gross negligence or willful misconduct is determined by a final judgment of a court of competent jurisdiction. In no event shall Agent or Agent's Affiliates be liable to Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit or an Acceptance.

         Without limiting the generality of the foregoing, Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Agent or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Agent or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

         In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence, shall not put Agent under any resulting liability to any Borrower or any Lender.

2.19     Additional Payments.

         Any sums expended by Agent or any Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

2.20     Manner of Borrowing and Payment.

(a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.

(b) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

(c) (i) Notwithstanding anything to the contrary contained in Sections 2.20(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (A) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and
(x) such repayments and (B) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

               (ii) Each Lender shall be entitled to earn interest at the applicable Revolving Interest Rate on outstanding Advances which it has funded.

              (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

(d) If any Lender or Participant (a "benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of
(i) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

2.21     Use of Proceeds.

         Borrowers shall apply the proceeds of Advances to (a) refinance indebtedness owed under the Existing Credit Facility, (b) pay fees and expenses relating to this transaction, and (c) to provide for their working capital and other general corporate purposes. From and after the Closing Date, the Existing Credit Facility is amended and restated and evidenced with this Agreement and the Other Documents.

2.22     Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section
2.22 while such Lender Default remains in effect.

(b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

(c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

(d) Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section
2.22 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

3. INTEREST AND FEES.

3.1      Interest.

         Interest on Advances shall be payable in arrears on the first Business Day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period, and if such Interest Period is longer than three (3) months, also on the 90th day of such Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to, with respect to Revolving Advances, the applicable Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (A) the Obligations other than Eurodollar Rate Loans shall bear interest at the Revolving Interest Rate for Domestic Rate Loans plus two percent (2%) per annum and (B) Eurodollar Rate Loans shall bear interest at the Revolving Interest Rate for Eurodollar Rate Loans plus two percent (2%) per annum (as applicable, the "Default Rate").

3.2      Letter of Credit and Acceptance Fees.

(a) Borrowers shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by a percentage per annum equal to the Applicable Margin (as set forth on Schedule 1.2(A)) for the Eurodollar Rate minus one-fourth percent (.25%), such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first Business Day of each month and on the last day of the Term, (y) to the Issuer, for its own account, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by one-fourth percent (.25%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first Business Day of each month and on the last day of the Term, and (z) to the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit and Acceptance Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit and Acceptance Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

(b) Following the occurrence of an Event of Default and on demand of the Agent, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit and Acceptances, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

3.3      Facility Fee.

         If, for any month during the Term, the average daily unpaid balance of the Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to the Facility Fee per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the first Business Day of each month.

3.4      Reserved.

3.5      Computation of Interest and Fees.

         Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate for Domestic Rate Loans during such extension.

3.6      Maximum Charges.

         In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7      Increased Costs.

         In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

(b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

3.8      Basis For Determining Interest Rate Inadequate or Unfair.

         In the event that Agent or any Lender shall have determined that:

(a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

(b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. (New

York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

3.9      Capital Adequacy.

(a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

(b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.

4. COLLATERAL: GENERAL TERMS

4.1      Security Interest in the Collateral.

         To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest. Each Borrower shall promptly provide Agent with written notice of all commercial tort claims in favor of a Borrower which relate to the Inventory or Receivables of the Borrower and where the value is in excess of $250,000, such notice to contain the case title together with the applicable court and a brief description of the claim(s).
Upon delivery of each such notice, such Borrower shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

4.2      Perfection of Security Interest.

         Each Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (a) immediately discharging all Liens other than Permitted Encumbrances, (b) using commercially reasonable efforts to obtain landlords' or mortgagees' lien waivers with respect to Real Property where Inventory having a value of $500,000 or more is located,
(c) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (d) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (e) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of Borrower in accordance with the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania from time to time. By its signature hereto, each Borrower hereby authorizes Agent to file against such Borrower, one or more financing, continuation, or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

4.3      Disposition of Collateral.

         Each Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (i) the sale and lease of Inventory in the ordinary course of business, and (ii) other dispositions of Collateral which are permitted under
Section 7.1(b).

4.4      Preservation of Collateral.

         Following the occurrence of a Default or Event of Default in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate;
(b) may employ and maintain at any of any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Each Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

4.5      Ownership of Collateral.

         With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (d) each Borrower's Inventory shall be located as set forth on
Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to (i) the sale of Inventory in the ordinary course of business, (ii) the relocation of Collateral to another location set forth on Schedule 4.5 or such other location identified in writing by such Borrower to Agent (provided that Borrowers have obtained all necessary lien waivers for such location as required under Section 4.2), (iii) the rental of piling and related products in the ordinary course of business, and (iv) Inventory which is not included in the current Borrowing Base Certificate and which at any one time does not have a value in excess of $3,000,000.

4.6      Defense of Agent's and Lenders' Interests.

         Until (a) payment and performance in full of all of the Obligations and
(b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and other dispositions of Collateral which do not exceed $1,000,000 in the aggregate during any fiscal year of the Borrowers), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If

Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Agent's trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.7      Books and Records.

         Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

4.8      Financial Disclosure.

         Upon the request of the Agent, each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of any Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower's financial status and business operations. Each Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or such authorities.

4.9      Compliance with Laws.

         Each Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on such Borrower. Each Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

4.10     Inspection of Premises.

         At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's business. Agent, any Lender and their agents may enter upon any of each Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's business.

4.11     Insurance.

         Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Borrower's own cost and expense in amounts and with carriers acceptable to Agent, each Borrower shall
(a) keep all its insurable properties and properties in which each Borrower has an interest insured against the hazards of fire, flood (with respect to properties in flood zones), sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower's including, without limitation, business interruption insurance; (b) maintain property insurance and commercial crime insurance in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against criminal misappropriation by insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (e) furnish Agent with (i) certificates of insurance which evidence of the maintenance of such policies within five (5) days of the renewal thereof, with copies of such insurance policies as soon as reasonably available thereafter, and (ii) appropriate endorsements in form and substance satisfactory to Agent, naming Agent as a loss payee with respect to property insurance and additional insured with respect to liability insurance, as its interests may appear, and providing (A) that all proceeds thereunder shall be payable to Agent as its interests may appear, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and
(C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder at such time as there is a Default or an Event of Default or the Borrowers do not meet the Minimum Availability Threshold (or such loss would result in a Default, Event of Default or the Borrowers' failure to meet the Minimum Availability Threshold), the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent and not to such Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. At such time as there is a Default or Event of Default or the Borrowers do not meet the Minimum Availability Threshold (or the applicable insurance loss would result in a Default, an Event of Default or the Borrowers' failure to meet the Minimum Availability Threshold), Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), and (b) above with respect to losses under property policies which relate to the Collateral or liability polices for which Agent is named as an additional insured. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrowers insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by Borrowers which insure Borrowers' insurable properties to the extent such insurance proceeds do not exceed $2,000,000 in the aggregate during such calendar year or $1,000,000 per occurrence. In the event the amount of insurance proceeds received by Agent for any occurrence exceeds $1,000,000 and there is a Default or an Event of Default or the Borrowers do not meet the Minimum Availability Threshold (or such loss would result in a Default, Event of Default or the Borrowers' failure to meet the Minimum Availability Threshold), then Agent shall not be obligated to remit the insurance proceeds which relate to any Collateral to Borrowers unless Borrowers shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrowers to repair, replace or restore the Collateral which was the subject of the insurable loss. In the event Borrowers have previously received (or, after giving effect to any proposed remittance by Agent to Borrowers would receive) insurance proceeds which equal or exceed $2,000,000 in the aggregate during any calendar year and there is a Default or Event of Default or the Borrowers do not meet the Minimum Availability Threshold (or such loss or losses would result in a Default, Event of Default or the Borrowers' failure to meet the Minimum Availability Threshold), then Agent may, in its sole discretion, either remit the insurance proceeds to Borrowers upon Borrowers providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default or Default shall then have occurred and the Borrowers meet the Minimum Availability Threshold, and (y) Borrowers shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.

4.12     Failure to Pay Insurance.

         If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Borrower, and charge Borrowers' Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

4.13     Payment of Taxes.

         Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes except to the extent that such Borrower is contesting or disputing such taxes, assessments or Charges in good faith, by protest, administrative or judicial appeal or similar proceedings all conducted in an expeditious manner, provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of the Agent to protect the security interest and Liens on the Collateral in favor of the Agent for the benefit of the Lenders. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrowers pay the taxes, assessments or other Charges and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any Borrower has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

4.14     Payment of Leasehold Obligations.

         Each Borrower shall at all times pay, when and as due, its rental obligations under all leases material to the operations of such Borrower under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

4.15     Receivables.

(a) Nature of Receivables. Each of the Receivables, to the best of each Borrower's knowledge based upon reasonable inquiry, shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

(b) Solvency of Customers. Each Customer, to the best of each Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c) Locations of Borrower. Each Borrower's chief executive office is located at the addresses set forth on Schedule 4.15(c) hereto. Until written notice is given to Agent by Borrowing Agent of any other office, all essential records pertaining to Receivables of such Borrower shall be kept at such executive office.

(d) Collection of Receivables. Until any Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default and which Agent shall give when it receives Borrowing Base Certificates evidencing that Borrowers fail to meet the Minimum Availability Threshold), each Borrower will, at such Borrower's sole cost and expense, collect all amounts received on Receivables as Borrower's property and shall have the ability to direct the use of such funds as Borrower determines, subject to the covenants set forth in this Agreement. At the direction of Agent any time following the occurrence of an Event of Default or a Default or when Borrowers fail to meet the Minimum Availability Threshold, each Borrower will, at such Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, (i) collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower's funds or use the same except to pay Obligations, and (ii) upon request, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e) Notification of Assignment of Receivables. At any time following the occurrence of an Event of Default or a Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

(f) Power of Agent to Act on Borrowers' Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent's designee as such Borrower's attorney with power (i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Borrowers' rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and
(xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Borrower.

(g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default or Default Agent may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower's liability hereunder.

(h) Establishment of a Lockbox Account, Dominion Account. In the event that Borrowers fail to meet the Minimum Availability Threshold or a Default or Event of Default has occurred and is continuing, all proceeds of Collateral shall, at the direction of Agent, be deposited by Borrowers into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by Borrowers and be acceptable to Agent. Borrowers shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. Prior to such time as Borrowers fail to meet the Minimum Availability Threshold or a Default or Event of Default has occurred and is continuing, Borrowers shall have the ability to direct the use of such funds subject to the covenants set forth in this Agreement; provided however, in the event that Borrowers fail to meet the Minimum Availability Threshold or a Default or Event of Default has occurred and is continuing, all funds deposited in any Blocked Account shall immediately become the property of Agent, to be applied to the Obligations, and Borrowers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may in its sole discretion establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrowers shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts. Borrowers shall have the ability to direct the use of such funds as permitted under this Agreement; provided however, in the event that Borrowers fail to meet the Minimum Availability Threshold or a Default or Event of Default has occurred and is continuing, all funds deposited in such Blocked Account shall immediately become the property of Agent, to be applied to the Obligations. In the event that the Agent's dominion of the Receivables has been established under this Section 4.15(h) based solely upon Borrowers' failure to meet the Minimum Availability Threshold and the Borrowers thereafter meet the Restoration Threshold, the Agent shall terminate such dominion upon Borrowers' written request to Agent which includes satisfactory evidence of Borrowers' compliance with the Restoration Threshold.

(i) Adjustments. No Borrower will, without Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

4.16     Inventory.

         To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced in all material respects by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder; provided however, that liability of the Borrowers which is individually and in the aggregate less than $500,000 shall not be deemed to be a material violation of this Section 4.16.

4.17     Maintenance of Equipment.

         The Equipment shall be maintained in all material respects in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved; the Borrowers shall use and operate the Equipment in material compliance with all applicable laws, statutes, ordinances, codes, rules and regulations; provided however, that maintenance defaults and liability under this Section 4.17 which are individually and in the aggregate less than $500,000 shall not be deemed to be a material violation of this Section 4.17.

4.18     Exculpation of Liability.

         Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any

Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

4.19     Environmental Matters.

(a) Borrowers shall ensure that the Real Property remains in material compliance with all Environmental Laws, and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as permitted by applicable law or appropriate governmental authorities or which would not result in a material and adverse effect on such Real Property.

(b) Borrowers shall establish and maintain a system to assure and monitor continued compliance in all material respects with all applicable Environmental Laws, which system shall include periodic reviews of such compliance.

(c) Borrowers shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain material compliance with any applicable Environmental Laws and (ii) in all material respects dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

(d) In the event any Borrower obtains, gives or receives notice of any material Release or threat of material Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of material violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Governmental Body, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(e) Borrowers shall promptly forward to Agent copies of any notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrowers shall promptly forward to Agent copies of all documents and reports concerning a material Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Collateral.

(f) Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and in all material respects take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (i) give such notices or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower.

(g) Promptly upon the written request of Agent in its reasonable discretion from time to time, Borrowers shall provide Agent, at Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $1,500,000, Agent shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

(h) Borrowers shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrowers' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

(i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrowers' right, title and interest in and to its owned and leased premises.

4.20     Financing Statements.

         Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2(B), no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

5. REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants as follows:

5.1      Authority.

         Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents constitute the legal, valid and binding obligation of such Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's by-laws, certificate of incorporation or other applicable documents relating to such Borrower's formation or to the conduct of such Borrower's business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Borrower is a party or by which it or its property may be bound.

5.2      Formation and Qualification.

(a) Each Borrower is duly incorporated and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Borrower. Each Borrower has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

(b) The only Subsidiaries of each Borrower are listed on Schedule 5.2(b).

5.3      Survival of Representations and Warranties.

         All representations and warranties of such Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4      Tax Returns.

         Each Borrower's federal tax identification number is set forth on
Schedule 5.4. Each Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Consolidated Federal income tax returns of Foster have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 2001. The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5      Financial Statements.

(a) The twelve-month cash flow projections of the Borrowers on a consolidated basis and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of Foster, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.

(b) The consolidated balance sheets of Borrowers and such other Persons described therein as of December 31, 2004, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of Borrowers at such date and the results of their operations for such period. Since December 31, 2004, there has been no change in the condition, financial or otherwise, of Borrowers as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrowers, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

5.6      Corporate Name.

         No Borrower has been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on
Schedule 5.6. Except as set forth on Schedule 5.6, no Borrower has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person for a purchase price exceeding $2,000,000 during the preceding five (5) years.

5.7      O.S.H.A. and Environmental Compliance.

(a) Except as set forth on Schedule 5.7, each Borrower has duly complied in all material respects with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no material outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations; provided however, that liability of the Borrowers which is individually and in the aggregate less than $500,000 shall not be deemed to be a violation of this Section 5.7.

(b) Each Borrower has been issued all material required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

(c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property; (iii) the Real Property has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by any Borrower, excepting in the case of the foregoing such quantities as are not material or such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

5.8      Solvency; No Litigation, Violation, Indebtedness or Default.

(a) Borrowers are solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

(b) As of the Closing Date and except as disclosed in Schedule 5.8(b), no Borrower has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on such Borrower, and (ii) any liabilities nor indebtedness for borrowed money other than the Obligations.

(c) No Borrower is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on such Borrower, nor is any Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

(d) No Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency", as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or
Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA,
(ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR ss.2615.3 has not been waived, (xi) no Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and (xii) no Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

5.9      Patents, Trademarks, Copyrights and Licenses.

         All registered patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names and licenses owned or utilized by any Borrower and material to its operations are set forth on
Schedule 5.9 and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each material patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design right, copyright, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consist of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such material items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all material software used by any Borrower, such Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

5.10     Licenses and Permits.

         Except as set forth in Schedule 5.10, each Borrower (a) is in material compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect on such Borrower.

5.11     Default of Indebtedness.

         No Borrower is in default in the payment of the principal of or interest on any Indebtedness for borrowed money or under any instrument or agreement under or subject to which any Indebtedness for borrowed money has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.12     No Default.

         No Borrower is in default in the payment or performance of any of its contractual and uncontested obligations, and no Default has occurred.

5.13     No Burdensome Restrictions.

         No Borrower is party to any contract or agreement the performance of which could have a Material Adverse Effect on such Borrower. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14     No Labor Disputes.

         As of the Closing Date, no Borrower is involved in any material labor dispute; there are no strikes or walkouts or union organization of any Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

5.15     Margin Regulations.

         No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

5.16     Investment Company Act.

         No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17     Disclosure.

         No representation or warranty made by any Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrowers or which reasonably should be known to Borrowers which Borrowers have not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on any Borrower.

5.18     Reserved.

5.19     Swaps.

         No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless it is or has been (i) effected in a standard International Swap Dealer Association Agreement or such other standard form as is acceptable to Agent, (ii) shall provide for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary basis, and (iii) is not speculative in nature but relates to a hedging of indebtedness or currency exposure of the Borrowers.

5.20     Conflicting Agreements.

         No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.21     Application of Certain Laws and Regulations.

         No Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

5.22     Business and Property of Borrowers.

         Upon and after the Closing Date, Borrowers do not propose to engage in any business other than the manufacture, fabrication and distribution of geotechnical, tubular, rail, bridge, construction, coating and concrete products, products for surface transportation infrastructure and activities necessary to conduct the foregoing or related to the foregoing, and (i) in the case of Natmaya, the management of certain securities and matters related thereto, and (ii) in the case of

Fosmart, the business of holding trademarks, tradenames and other matters related thereto. On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.

5.23     Section 20 Subsidiaries.

         Borrowers do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

5.24     Anti-Terrorism Laws.

(a) No Borrower nor any Affiliate of a Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(b) No Borrower nor any Affiliate of a Borrower or their respective agents acting or benefiting in any capacity in connection with the Advances or other transactions hereunder, is any of the following (each a "Blocked Person"):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

(v) a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi) a Person or entity who is affiliated or associated with a Person or entity listed above.

No Borrower or to the knowledge of Borrowers, any of their respective agents acting in any capacity in connection with the Advances or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

5.25     Trading with the Enemy.

         No Borrower has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

6. AFFIRMATIVE COVENANTS

         Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

6.1      Payment of Fees.

         Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.

6.2      Conduct of Business and Maintenance of Existence and Assets.
         ------------------------------------------------------------

(a) Conduct continuously and operate actively in all material respects its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Borrower; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Borrower.

6.3      Violations.

         Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material Adverse Effect on any Borrower.

6.4      Government Receivables.

         Take all steps necessary as requested by Agent to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

6.5      Net Worth.

         Maintain at all times a Net Worth in an amount not less than $68,000,000.

6.6      Fixed Charge Coverage Ratio.

         Maintain at all times a Fixed Charge Coverage Ratio for the Borrowers, as calculated at the end of each fiscal quarter for the four (4) fiscal quarters then ended, of not less than 1.05 to 1.00. Notwithstanding the preceding sentence, if the Fixed Charge Coverage Ratio is less than 1.05 to 1.00, the Borrowers will not be in default of this Fixed Charge Coverage Ratio covenant if the Borrowers meet the Minimum Availability Threshold and no other Default or other Event of Default has occurred and is continuing.

6.7      Execution of Supplemental Instruments.

         Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

6.8      Payment of Indebtedness.

         Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

6.9      Standards of Financial Statements.

         Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.12 and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

6.10     Updates to Schedules.

         Should any of the information or disclosures provided on the disclosure Schedules attached to this Agreement become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Agent in writing with such revisions or updates to such Schedules as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Agent shall have accepted in writing such revisions or updates to such Schedule.

7. NEGATIVE COVENANTS

         No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:

7.1      Merger, Consolidation, Acquisition and Sale of Assets.

(a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or substantially all of the assets, division, business, stock or other ownership interests of any Person or permit any other Person to consolidate with or merge with it; provided however, (i) Natmaya and/or Fosmart may be dissolved, (ii) Borrowers may exercise any warrants to obtain stock of DM&E so long as the aggregate amount of funds required to exercise such warrants does not exceed $500,000, (iii) Natmaya and/or Fosmart may be merged with and into Foster so long as Foster is the surviving corporation, and (iv) Foster may purchase or acquire the assets or stock of any Person (a "Permitted Acquisition") if all of the following requirements are met in connection with such acquisition:

         (A) if Foster is acquiring the ownership interests in such Person, such Person shall join this Agreement as a Borrower or become a Guarantor for the Obligations as determined by the Agent;

         (B) in the case of a stock or other ownership purchase, the Person acquired by Foster shall grant Liens in its assets to the Agent for the benefit of the Lenders covering the same type of assets as the Collateral, and in the case any of both a stock or other ownership purchase or an asset purchase, Foster shall cause the Lien of the Agent to be a first priority, perfected security interest;

         (C) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition;

         (D) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as or related to (in a commercially reasonable manner) one or more line or lines of business conducted by the Borrowers as described in
Section 5.22, and the business shall be located in the United States;

         (E) no Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

         (F) prior to and after giving effect to such Permitted Acquisition (including the payment of any prospective portion of the purchase price or earn-outs), the Borrowers shall have a Fixed Charge Coverage Ratio, calculated on a pro forma basis for the most recent 12 months and giving effect to such Permitted Acquisition, of not less than 1.15 to 1.00;

         (G) prior to and after giving effect to such Permitted Acquisition (including the payment of any prospective portion of the purchase price or earn-outs), the Borrowers shall meet the Minimum Availability Threshold; and

         (H) the aggregate consideration paid by Foster for all such Permitted Acquisitions shall not exceed either (i) $15,000,000 in the aggregate in any fiscal year of the Borrowers, or (ii) $30,000,000 in the aggregate during the Term, such amounts in (i) and (ii) to be increased by Net Proceeds of Significant Asset Sales.

(b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) the sale of Inventory in the ordinary course of its business,
(ii) the sale, disposition or transfer of any assets or Real Property located at Foster's Doraville, Georgia facility, or its Langfield Road, Texas property
(iii) the sale of any securities issued by DM&E to Foster and/or Natmaya, and
(iv) other sales or dispositions not in excess of $10,000,000 in the aggregate; provided however, that in the event of the sale by Borrowers of any Receivables or Inventory, the Borrowers shall receive cash or cash equivalent proceeds in an amount equal to or greater than that portion of the Formula Amount based upon such Receivables and Inventory prior to such sale.

7.2      Creation of Liens and Agreements Relating Thereto.

(a) Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances; or

(b) Enter into or suffer to exist any agreement with any Person which prohibits or limits the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind, real or personal, tangible or intangible, now owned or hereafter acquired (including, without limitation Equipment, Investment Property and Real Property), other than
(i) such agreements in favor of Agent or Lenders pursuant to this Agreement and the Other Documents, (ii) as set forth on Schedule 7.2(b) hereto, and (iii) capital leases, purchase money financing and industrial revenue bond financing consummated after the Closing Date (to the extent permitted under this Agreement) pursuant to contracts which restrict Liens on the Equipment and other capital assets (excluding any Inventory or Receivables) being financed pursuant to such capital leases, purchase money financing or industrial revenue bond financing.

7.3      Guarantees.

         Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) guarantees made in the ordinary course of business which, when aggregated with advances permitted under Section 7.5(c)(including loans set forth on Schedule 7.5), do not exceed $4,000,000 in the aggregate at any one time, (c) the endorsement of checks in the ordinary course of business, and (d) guarantees made by a Borrower with respect to the obligations of another Borrower.

7.4      Investments.

         Except as set forth on Schedule 7.4 or as permitted under Section 7.1(a)(ii), purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, and (e) investments not in excess of $1,000,000 at any one time in the stock of Customers in settlement of Receivables and related obligations which are delinquent or in default by such Customers.

7.5      Loans.

         Except as set forth on Schedule 7.5, make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) advances, loans or extensions of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) advances, loans or extensions of credit to its employees in the ordinary course of business not to exceed the aggregate amount of $1,000,000 at any time outstanding, (c) advances, loans or extensions of credit which, when aggregated with the loans set forth on Schedule 7.5 and the guarantees permitted under Section 7.3(b), do not exceed $4,000,000 in the aggregate at any one time, and (d) loans advanced by one Borrower to another Borrower.

7.6 Capital Expenditures.

         Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an aggregate amount for all Borrowers in excess of $8,000,000, exclusive of capital expenditures for direct construction expenses and equipment costs incurred pursuant to the Union Pacific Contract. The difference between $8,000,000 and the actual amount of the aggregate capital expenditures of the Borrowers in any fiscal year (excluding the expenses related to the Union Pacific Contract) may be carried over to the immediately succeeding fiscal year. In addition to the foregoing capital expenditures, the Borrowers may make capital expenditures for the direct construction expenses and equipment costs of the Union Pacific Contract, provided that such capital expenditures do not violate the provisions of Section 7.8 or 7.11 and are made on or before December 31, 2006. Expenditures made in consummating Permitted Acquisitions shall not be included in the calculation of capital expenditures under this Section 7.6.

7.7      Dividends.

         Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Borrower except that (a) Borrowers shall be permitted to pay dividends and distributions to other Borrowers, and (b) Foster shall be permitted to pay dividends and distributions and make redemptions with respect to its stock so long as prior to and after giving effect to such dividend, distribution or redemption (and treating such dividend, distribution or redemption as having occurred at the beginning of the fiscal period in which it is made): (i) the Minimum Availability Threshold is met, and (ii) no Event of Default or Default shall have occurred.

7.8      Indebtedness.

         Except as set forth on Schedule 7.8, create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (a) Indebtedness to Lenders under this Agreement; (b) Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof; (c) Indebtedness for the direct construction expenses and equipment costs incurred pursuant to the Union Pacific Contract; and (d) other Indebtedness not to exceed $6,000,000 in the aggregate at any one time outstanding. Notwithstanding the foregoing, Indebtedness for the direct construction expenses and equipment costs incurred pursuant to the Union Pacific Contract and permitted under this Section 7.8 plus the operating lease obligations incurred under Section 7.11 pursuant to the Union Pacific Contract shall not exceed $20,000,000 in the aggregate.

7.9      Nature of Business.

         Substantially change the nature of the business in which it is presently engaged (or businesses reasonably related thereto), nor except as specifically permitted hereby (including Section 7.1) purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business or assets or property which are to be used in its business as presently conducted or businesses reasonably related thereto.

7.10     Transactions with Affiliates.

         Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate (other than a Borrower), except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

7.11     Leases.

         Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $8,000,000 in any one fiscal year in the aggregate for all Borrowers, excluding any rental payments with respect to assets leased in connection with the Union Pacific Contract and the Union Pacific Project. Notwithstanding the foregoing, Indebtedness for the direct construction expenses and equipment costs incurred pursuant to the Union Pacific Contract permitted under Section 7.8 plus the operating lease obligations incurred under this Section 7.11 pursuant to the Union Pacific Contract shall not exceed $20,000,000 in the aggregate.

7.12     Subsidiaries.

(a) Form any Subsidiary unless (i) such Subsidiary takes all actions necessary to join in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Revolving Credit Note, and under any other agreement between any Borrower and Lenders and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

(b) Enter into any partnership or similar arrangement.

7.13     Fiscal Year and Accounting Changes.

         Change its fiscal year from calendar year or make any significant change (a) in accounting treatment and reporting practices except as required or permitted by GAAP or (b) in tax reporting treatment except as required by law.

7.14     Pledge of Credit.

         Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such business as is permitted under Section 5.22 of this Agreement.

7.15     Amendment of Articles of Incorporation, By-Laws.

         Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws unless required by law.

7.16     Compliance with ERISA.

         (a) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (b) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in Section 406 of ERISA and Section 4975 of the Code, (c) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (d) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to
Section 4068 of ERISA, (e) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (f) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (g) fail promptly to notify Agent of the occurrence of any Termination Event, (h) fail to comply, or permit a member of the Controlled

Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (i) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

7.17     Prepayment of Indebtedness.

         At any time, directly or indirectly, prepay any Indebtedness for borrowed money (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower.

7.18     Anti-Terrorism Laws.

         Permit any Affiliate or agent to:

(a) Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person.

(b) Deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

(c) Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. Borrower shall deliver to Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming Borrower's compliance with this Section.

7.19     Trading with the Enemy Act.

         Engage in any business or activity in violation of the Trading with the Enemy Act.

8. CONDITIONS PRECEDENT

8.1      Conditions to Initial Advances.

         The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a) Note. Agent shall have received the Revolving Credit Note duly executed and delivered by an authorized officer of each Borrower;

(b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the

Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(c) Corporate Proceedings of Borrowers. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Revolving Credit Note and any related agreements (collectively the "Documents") and (ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower as of the Closing Date; and such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(d) Incumbency Certificates of Borrowers. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

(e) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Borrower and all agreements of each Borrower's shareholders certified as accurate and complete by the Secretary of each Borrower;

(f) Legal Opinion. Agent shall have received the executed legal opinion of David
L. Voltz in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Revolving Credit Note, and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(g) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(h) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Article 3 hereof. Agent shall have received the Fee Letter and all fees payable to it thereunder;

(i) Insurance. Agent shall have received in form and substance satisfactory to Agent, certificates of insurance with respect to the Borrowers' property insurance policies, together with loss payable endorsements naming Agent as loss payee, and certificates of insurance with respect to Borrowers' liability insurance policies, together with endorsements naming Agent as an additional insured;

(j) Payment Instructions. Agent shall have received written instructions from Borrowers directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(k) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(l) No Adverse Material Change. (i) since December 31, 2004, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

(m) Leasehold Agreements. Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrowers at which Inventory is located;

(n) Contract Review. Agent shall have reviewed all material contracts of Borrowers including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

(o) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

(p) Borrowing Base. Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

(q) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

8.2      Conditions to Each Advance.

         The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a) Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein);

(b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c) Maximum Advances. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

9. INFORMATION AS TO BORROWERS.

         Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1      Disclosure of Material Matters.

         Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Borrower's reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2      Schedules.

         Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable ageings, including a reconciliation to the general ledger, (b) accounts payable schedules, including a reconciliation to the general ledger, (c) Inventory reports and (d) a Borrowing Base Certificate (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent's rights under this

Agreement). Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral. In the event that the Borrowers fail to maintain the Minimum Availability Threshold or upon the occurrence of a Default or Event of Default, the Borrowers shall deliver to the Agent a Borrowing Base Certificate on the first Business Day of each week (as of the last Business Day of the previous week).

9.3      Environmental Reports.

         Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President, Vice President or other authorized officer of each Borrower stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health, the failure of which to comply would result in a Material Adverse Effect. To the extent any Borrower does not provide such certification, the certificate shall set forth with specificity the areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

9.4      Litigation.

         Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect on any Borrower.

9.5      Material Occurrences.

         Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by
Section 4971 of the Code; (d) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

9.6      Government Receivables.

         Notify Agent immediately if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

9.7      Annual Financial Statements.

         Furnish Agent within ninety (90) days after the end of each fiscal year of Borrowers, financial statements of Borrowers on a consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the "Accountants"). Upon request of the Agent, the financial statements of the Borrowers shall also be prepared on a consolidating basis. In addition, the reports shall be accompanied by a certificate of each Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by such Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6,
7.6 and 7.11 hereof.

9.8      Quarterly Financial Statements.

         Furnish Agent within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Borrowers on a consolidated basis and unaudited statements of income and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Borrowers. Upon request of the Agent, the financial statements of the Borrowers shall also be prepared on a consolidating basis. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of Foster, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default, and such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11 hereof.

9.9      Monthly Financial Statements.

         Furnish Agent within thirty (30) days after the end of each month, an unaudited balance sheet of Borrowers on a consolidated basis and unaudited statements of income and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Borrowers. Upon request of the Agent, the financial statements of the Borrowers shall also be prepared on a consolidating basis. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of Foster, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default, and such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11 hereof. Notwithstanding the preceding sentence, if the Fixed Charge Coverage Ratio is greater than 2.00 to 1.00 and no Default or Event of Default has occurred and is continuing, the Borrowers shall not be required to deliver the monthly financial statements and related certificate required under this Section 9.9.

9.10     Other Reports.

         Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders.

9.11     Additional Information.

         Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Revolving Credit Note have been complied with by Borrowers including, without limitation, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business, and (c) promptly upon any Borrower's learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

9.12     Projected Operating Budget.

         Furnish Agent, no later than the beginning of each Borrower's fiscal years commencing with fiscal year 2006, a month by month projected operating budget of Borrowers on a consolidated basis for such fiscal year (including an income statement for each month, a statement of cash flows for each quarter and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13     Variances from Operating Budget.

         Upon request of Agent, furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each quarterly report, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances

9.14     Notice of Suits, Adverse Events.

         Furnish Agent with prompt notice of (a) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower's business, (b) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (c) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Lender, and (d) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

9.15     ERISA Notices and Requests.

         Furnish Agent with immediate written notice in the event that (a) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (b) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (c) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (d) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (e) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (f) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (g) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (h) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (i) any Borrower or any member of the Controlled Group knows that (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a

Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

9.16     Additional Documents.

         Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

10. EVENTS OF DEFAULT

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

10.1 failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

10.2 any representation or warranty made or deemed made by any Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect in the Agent's reasonable discretion on the date when made or deemed to have been made;

10.3 failure by any Borrower to (a) furnish financial information when due or when requested which is unremedied for a period of fifteen (15) days, or (b) permit the inspection of its books or records;

10.4 issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Borrower's property which is not stayed or lifted within thirty (30) days and which does not otherwise constitute an Event of Default hereunder;

10.5 except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Borrower and Agent or any Lender except for a failure or neglect of any Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 6.4 or 9.6 hereof which is cured within ten (10) days from the occurrence of such failure or neglect;

10.6 any judgment or judgments are rendered or judgment liens filed against any Borrower for an aggregate amount in excess of $500,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

10.7 any Borrower shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) make a general assignment for the benefit of creditors, (c) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect),
(d) be adjudicated a bankrupt or insolvent, (e) file a petition seeking to take advantage of any other law providing for the relief of debtors, (f) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (g) take any action for the purpose of effecting any of the foregoing;

10.8 any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

10.9 any Affiliate or any Subsidiary of any Borrower shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (h) take any action for the purpose of effecting any of the foregoing;

10.10 any change in any Borrower's condition or affairs (financial or otherwise) which in Agent's opinion has a Material Adverse Effect;

10.11 any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

10.12 a default of the obligations of any Borrower under any other agreement to which it is a party shall occur which adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

10.13    any Change of Ownership or Change of Control shall occur;

10.14 any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Agent;

10.15 (a) any Governmental Body shall revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Borrower, the continuation of which is material to the continuation of Borrowers' consolidated business, or (ii) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or
(iii) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; or (b) any agreement which is necessary or material to the operation of Borrowers' consolidated business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on any Borrower;

10.16 any portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

10.17 the operations of any Borrower's manufacturing facility (excluding any scheduled plant shut-downs) are interrupted at any time for more than fifteen
(15) consecutive days, which interruption would reasonably be expected to have a Material Adverse Effect; or

10.18 an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect on any Borrower.



11. LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT

11.1     Rights and Remedies.

         Upon the occurrence of (a) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and (b) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (c) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Borrower. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Borrower's premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of each Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (i) Inventory for the purpose of disposing of such Inventory and (ii) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.

11.2     Agent's Discretion.

         Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

11.3     Setoff.

         In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right to apply any Borrower's property held by Agent and such Lender to reduce the Obligations.

11.4     Rights and Remedies not Exclusive.

         The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5     Allocation of Payments After Event of Default.

         Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent's discretion, be paid over or delivered as follows:

         FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of the Agent in connection with enforcing the rights of Lenders under this Agreement and the Other Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of this Document;

         SECOND, to payment of any fees owed to the Agent;

         THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of Lenders in connection with enforcing its rights under this Agreement and the Other Documents or otherwise with respect to the Obligations owing to such Lender;

         FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;

         FIFTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of the outstanding Letters of Credit);

         SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above;

         SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (c) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (i) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (ii) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 11.5.

12. WAIVERS AND JUDICIAL PROCEEDINGS

12.1     Waiver of Notice.

         Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2     Delay.

         No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

12.3     Jury Waiver.

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13. EFFECTIVE DATE AND TERMINATION

13.1     Term.

         This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until May 5, 2010 (the "Term") unless sooner terminated as herein provided. Borrowers may terminate this

Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations.

13.2     Termination.

         The termination of the Agreement shall not affect any Borrower's, Agent's or any Lender's rights or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been paid or performed in full after the termination of this Agreement or each Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

14. REGARDING AGENT

14.1     Appointment.

         Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter) charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Revolving Credit Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

14.2     Nature of Duties.

         Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (a) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (b) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

14.3     Lack of Reliance on Agent and Resignation.

         Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (b) its own appraisal of the creditworthiness of each Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Revolving Credit Note, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

         Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers.

         Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Article 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

14.4     Certain Rights of Agent.

         If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

14.5     Reliance.

         Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.6     Notice of Default.

         Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.7     Indemnification.

         To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct or resulting from the wrongful dishonor by Agent or any of Agent's Affiliates of a proper demand for payment made under any Letter of Credit as determined by a final judgment of a court of competent jurisdiction, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.

14.8     Agent in its Individual Capacity.

         With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.9     Delivery of Documents.

         To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.10, 9.12 and 9.13, as well as the Borrowing Base Certificate, from any Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

14.10    Borrowers' Undertaking to Agent.

         Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.11    No Reliance on Agent's Customer Identification Program.

         Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrowers, their Affiliates or their agents, this Agreement, the Other Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or
(5) other procedures required under the CIP Regulations or such other laws.

15. BORROWING AGENCY

15.1     Borrowing Agency Provisions.

(a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

(c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

15.2     Waiver of Subrogation.

         Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

16. MISCELLANEOUS

16.1     Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the Commonwealth of Pennsylvania, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent's and/or any Lender's option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower's Agent for the purpose of accepting service within the Commonwealth of Pennsylvania. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Allegheny, Commonwealth of Pennsylvania.

16.2     Entire Understanding.

(a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this Section
         16.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

(i) increase the Commitment Percentage or maximum dollar commitment of any Lender or increase the Maximum Revolving Advance Amount.

(ii) extend the maturity of any Revolving Credit Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement.

(iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b).

(iv) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000, or release any Borrower (other than in accordance with the provisions of this Agreement as in effect on the Closing Date) as an obligor for the Obligations.

(v)      change the rights and duties of Agent.

(vi) permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than thirty (30) consecutive Business Days or exceed one hundred and five percent (105%) of the Formula Amount.

(vii) increase the Advance Rates above the Advance Rates in effect on the Closing Date.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

         In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such Lender shall not respond or reply to Agent in writing within ten (10) days of delivery of such request, such Lender shall be deemed to have consented to matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or the

Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

         Notwithstanding (a) the existence of a Default or an Event of Default,
(b) that any of the other applicable conditions precedent set forth in Section
8.2 hereof have not been satisfied or (c) any other provision of this Loan Agreement, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed one hundred and five percent (105%) of the Formula Amount for up to thirty (30) consecutive Business Days. For purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables" or "Eligible Inventory", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than five percent (5%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

         In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, Agent is hereby authorized by Borrowers and Lenders, from time to time in Agent's sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to Borrowers on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (i) to preserve or protect the Collateral or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (iii) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed one hundred and five percent (105%) of the Formula Amount.

16.3     Successors and Assigns; Participations; New Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

(b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment

(including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

(c) Any Lender may with the consent of Agent which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

(e) Each Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of such Borrower.

16.4     Application of Payments.

         Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of enforcing its Lien or other rights with respect to the Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5     Indemnity.

         Each Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified.

16.6     Notice.

         Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:

(a) In the case of hand-delivery, when delivered;

(b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e) In the case of electronic transmission, when actually received;

(f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

(g) If given by any other means (including by overnight courier), when actually received.

         Any Lender giving a Notice to Borrowing Agent or any Borrower shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.

         (A) If to Agent or PNC at:

                  PNC Bank, National Association
                  One PNC Plaza
                  249 Fifth Avenue, Sixth Floor
                  Pittsburgh, Pennsylvania 15222
                  Attention:        James M. Steffy
                  Telephone:        (412) 768-6387
                  Telecopier:       (412) 768-4369

         with a copy to:

                  PNC Bank, National Association
                  One PNC Plaza
                  249 Fifth Avenue, 2nd Floor
                  Pittsburgh, Pennsylvania 15222
                  Attention:        Lisa Pierce
                  Telephone:        (412) 762-6442
                  Telecopier:       (412) 762-8672
         and a copy to:

                  Buchanan Ingersoll
                  One Oxford Centre, 20th Floor
                  301 Grant Street
                  Pittsburgh, Pennsylvania 15219
                  Attention:        Thomas S. Galey
                  Telephone:        (412) 562-3927
                  Telecopier:       (412) 562-1041

         (B) If to a Lender other than Agent, as specified on the signature pages hereof.

         (C) If to Borrowing Agent or any Borrower, at:

                  L. B. Foster Company
                  415 Holiday Drive
                  Pittsburgh, Pennsylvania  15220
                  Attention:        David J. Russo
                  Telephone:        (412) 928-3450
                  Telecopier:       (412) 928-7891

         with a copy to:

                  L.B. Foster Company
                  415 Holiday Drive
                  Pittsburgh, Pennsylvania  15220
                  Attention:        David L. Voltz

                  Telephone:        (412) 928-3431
                  Telecopier:       (412) 928-7891

16.7     Survival.

         The obligations of Borrowers under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), 14.7 and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

16.8     Severability.

         If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9     Expenses.

         All costs and expenses including, without limitation, reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its behalf or on behalf of Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Borrower, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' Account and shall be part of the Obligations.

16.10    Injunctive Relief.

         Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11    Consequential Damages.

         Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

16.12    Captions.

         The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13    Counterparts; Telecopied Signatures.

         This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

16.14    Construction.

         The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.15    Confidentiality; Sharing Information.

(a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this

Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (i) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (ii) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and (iii) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (A) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (1) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (2) pursuant to legal process and (B) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

(b) Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

16.16    Publicity.

         Each Borrower and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

                            [SIGNATURE PAGE FOLLOWS]

                 [SIGNATURE PAGE 1 OF 2 TO AMENDED AND RESTATED
                    REVOLVING CREDIT AND SECURITY AGREEMENT]

         Each of the parties has signed this Agreement as of the day and year first above written.



ATTEST:                       L. B. FOSTER COMPANY
/s/David L. Voltz


                              By: /s/David J. Russo             [Seal]
                              Name: David J. Russo
                              Title:Sr. VP and CFO
                              Address:




ATTEST:                       CXT INCORPORATED
/s/David L. Voltz


                              By: /s/David J. Russo             [Seal]
                              Name:David J. Russo
                              Title:Senior VP and CFO
                              Address:




ATTEST:                       NATMAYA, INC.



                              By: /s/Judith J. Scarborough      [Seal]
                              Name:Judith J. Scarborough
                              Title:President
                              Address:200 W. 9th St. #204
                                      Wilmington, DE  19801



ATTEST:                       FOSMART, INC.



                              By: /s/Judith J. Scarborough      [Seal]
                              Name:Judith J. Scarborough
                              Title:President
                              Address:

                 [SIGNATURE PAGE 2 OF 2 TO AMENDED AND RESTATED
                    REVOLVING CREDIT AND SECURITY AGREEMENT]

                                 PNC BANK, NATIONAL ASSOCIATION, a
                                 national banking association, as Lender and as Agent



                                 By: /s/James M. Steffy
                                 Name:  James M. Steffy
                                 Title: Vice President

                                 Address:     Two Tower Center Boulevard
                                              East Brunswick, New Jersey 08816

                                 Commitment Percentage:  41.6666666667%




                                 LASALLE BANK NATIONAL ASSOCIATION


                                 By: /s/Robert W. Hart
                                 Name:Robert W. Hart
                                 Title:Senior Vice President

                                 Address:135 South LaSalle St. Chicago, IL 60603


                                 Commitment Percentage:  33.3333333333%


                                 FIRST COMMONWEALTH BANK


                                 By: /s/Paul J. Oris
                                 Name:  Paul J. Oris
                                 Title: S.V.P.

                                 Address:


                                 Commitment Percentage:  25.0000000000%


                                 SCHEDULE 1.2(A)

                                  PRICING GRID

------------- -------------------------------------------------- ------------------- ------------------ --------------
                                                                                      Alternate Base     Eurodollar
                                                                                        Rate Spread      Rate Spread
   Level                 Fixed Charge Coverage Ratio                Facility Fee
------------- -------------------------------------------------- ------------------- ------------------ --------------
I             Greater than 2.50 to 1.00                                 .250%         minus 1.00%            1.50%
------------- -------------------------------------------------- ------------------- ------------------ --------------
II            Equal to or less than 2.50 to 1.00 but greater            .250%         minus 0.75%            1.75%
              than 2.00 to 1.00
------------- -------------------------------------------------- ------------------- ------------------ --------------
II            Equal to or less than 2.00 to 1.00 but greater            .250%         minus 0.50%            2.00%
              than 1.50 to 1.00
------------- -------------------------------------------------- ------------------- ------------------ --------------
III           Equal to or less than 1.50 to 1.00 but greater            .375%               0.00%            2.25%
              than 1.15 to 1.00
------------- -------------------------------------------------- ------------------- ------------------ --------------
IV            Equal to or less than 1.15 to 1.00                        .500%               0.50%            2.50%
------------- -------------------------------------------------- ------------------- ------------------ --------------


For purposes of determining the Applicable Margin and the Facility Fee:

         (i) The Fixed Charged Coverage Ratio shall be calculated at the end of each fiscal quarter of the Borrowers for the four fiscal quarters then ended.

         (ii) The Alternate Base Rate Spread on the Closing Date shall equal negative one percent (-1.00%). The Eurodollar Rate Spread on the Closing Date shall equal one and one-half percent (1.50%). The Facility Fee on the Closing Date shall equal one fourth of one percent (.250%).

         (iii) After the Closing Date, the Alternate Base Rate Spread, the Eurodollar Rate Spread and the Facility Fee shall be based upon the Fixed Charge Coverage Ratio, as calculated at the end of each fiscal quarter for the four fiscal quarters then ended, and as shown on the Borrowers' most recently delivered financial statements pursuant to Section 9.8 and as set forth above. In the event the Fixed Charge Coverage Ratio has changed such that a different rate or fee is applicable, the rate and fee shall be effective as of the first day of the month following receipt by Agent of the quarterly financial statements evidencing such change.